UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 25, 2006

NEW RIVER PHARMACEUTICALS INC.

(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 19, 2006, New River Pharmaceuticals Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $125.0 million aggregate principal amount of its 3.50% Convertible Subordinated Notes due 2013 (the “Initial Notes”) to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and W.R. Hambrecht + Co., LLC (collectively, the “Initial Purchasers”). The Company also granted the Initial Purchasers an option to purchase up to an additional $18.75 million aggregate principal amount of the Notes to cover over-allotments, if any. On July 24, 2006, the Initial Purchasers exercised $10.0 million aggregate principal amount of the aforementioned option to purchase additional Notes (the “Option Notes” and together with the Initial Notes, the “Notes”). The net proceeds from the offering (including the proceeds from the exercise of $10.0 million of the over-allotment option), after deducting the Initial Purchasers’ discount of $4.05 million and the estimated offering expenses payable by the Company, are expected to be approximately $130.6 million. The Initial Purchasers remaining option to purchase up to an additional $8,750,000 aggregate principal amount of the Notes to cover over-allotments expires on August 7, 2006. A copy of the Purchase Agreement is attached hereto as Exhibit 10.18, is incorporated herein by reference.

The closing of the sale of the Notes (including the additional $10.0 million of Notes for the partial exercise of the over-allotment option) occurred on July 25, 2006. The Notes and the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable in certain circumstances upon conversion of the Notes, as described below and as more fully set forth in the Indenture (as defined below), have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.

The Notes are governed by an indenture, dated as of July 25, 2006 (the “Indenture”), between the Company and Wilmington Trust Company, as trustee (the “Trustee”). A copy of the Indenture is attached hereto as Exhibit 4.1, is incorporated herein by reference.

The Notes will be convertible only under certain circumstances, as described below, at an initial conversion rate of 29.0803 shares of Common Stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $34.39 per share), subject to adjustment. Upon conversion of a Note, in lieu of shares of Common Stock, a holder will receive cash in an amount equal to the lesser of $1,000 and the conversion value of the Note (determined in accordance with the terms of the Indenture) and, if the conversion value is greater than $1,000, payment of the excess value, at the Company’s option, in the form of cash, shares of Common Stock or a combination of cash and Common Stock. Holders may convert their Notes prior to the close of business on the business day before the final maturity date based on the applicable conversion rate only under the following circumstances: (1) during any calendar quarter beginning after October 1, 2006 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 120% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate; (2) during any five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Common Stock for each day in that period and the conversion rate per $1,000 principal amount of Notes; (3) if specified distributions to holders of the Common Stock are made or specified corporate transactions occur, in each case as set forth in the Indenture; (4) if a fundamental change occurs (a “fundamental change” will be deemed to have occurred upon a change of control or a termination of trading, each as defined in the Indenture); or (5) during the one month period from, and including, July 1, 2013 to, but excluding, the maturity date. In the event of a fundamental change as specified in the Indenture, the Company will increase the conversion rate as to Notes converted in connection with the fundamental change as described in the Indenture.

The holders of the Notes who convert their Notes in connection with a fundamental change (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, if a fundamental change occurs, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Notes will bear interest at a rate of 3.50% per year, payable semiannually in arrears in cash on February 1 and August 1 of each year, beginning on February 1, 2007. The Notes will mature on August 1, 2013.

The Notes are the Company’s direct, unsecured, subordinated obligations, will rank junior in right of payment to all of the Company’s existing and future senior indebtedness and are effectively junior to any existing and future indebtedness and other liabilities, including trade payables, of the Company’s existing subsidiary and future subsidiaries.

In connection with the closing of the sale of the Notes, on July 25, 2006, the Company entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2, is incorporated herein by reference.

Under the Registration Rights Agreement, the Company has agreed, for the benefit of the holders of the Notes, to file a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes no later than 120 days after the original issuance of the Notes and to use its commercially reasonable efforts to cause such shelf registration statement to become effective as promptly as practicable, but in no event later than 210 days after the original issuance of the Notes. The Company also has agreed to use its commercially reasonable efforts to keep the shelf registration statement continuously effective until the earliest of (1) the sale pursuant to the shelf registration statement of the Notes and all of the shares of Common Stock issuable upon conversion of the Notes, (2) the expiration of the holding period applicable to such securities held by non-affiliates under Rule 144(k) under the Securities Act or any successor provision, subject to certain permitted exceptions, and (3) the date that is two years from the original issuance of the Notes, subject to certain exceptions set forth in the Registration Rights Agreement. Additional interest will accrue on the Notes (i) if the shelf registration statement has not been filed with the Securities and Exchange Commission (“SEC”) within 120 days after the original issuance of the Notes, (ii) if the shelf registration statement has not become effective within 210 days after the earliest date of the original issuance of any of the Notes, (iii) if the shelf registration statement shall cease to be effective or fail to be usable without being succeeded within seven business days by a post-effective amendment or a report filed with the SEC pursuant to the Exchange Act of 1934, as amended, that cures the failure of the shelf registration statement to be effective or usable, or (iv) the use of the prospectus included in the shelf registration statement has been suspended for longer than the permitted period, subject to certain exceptions and limitations as set forth in the Registration Rights Agreement. If a holder has converted some or all of its Notes into Common Stock, the holder will not be entitled to receive any additional interest with respect to such Common Stock or the principal amount of the Notes converted.

In connection with the sale of the Notes, the Company entered into a prepaid forward purchase contract (the “Forward Purchase Contract”) with an affiliate of Merrill Lynch & Co. (the “Dealer”). Pursuant to the Forward Purchase Contract, and or through one or more block-trades will affiliates of the Dealer, the Company repurchased contemporaneously with the sale of the Notes, an aggregate of $41.0 million of shares of Common Stock from the dealer (1,490,367 shares of its Common Stock at $27.51, the last quoted sale price of the Company’s Common Stock on July 19, 2006).

In connection with the sale of the Notes, the Company also entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Call Options”) with the Dealer. The Purchased Call Options cover, subject to customary anti-dilution adjustments, 3,925,845 shares of Common Stock at strike prices which correspond to the initial conversion prices of the Notes. The Company used $42,660,000 of the proceeds from the sale of the Notes to purchase the Purchased Call Options. A copy of the Confirmation of OTC Convertible Note Hedge is attached as Exhibit 10.19, and is incorporated herein by reference.

The Company also entered into separate warrant transactions whereby the Company has sold to the Dealer warrants to acquire, subject to customary anti-dilution adjustments, 3,925,845 shares of Common Stock (the “Sold Warrants”). The Company offered and sold the Sold Warrants to the Dealer in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Sold Warrants will be exercisable following maturity of the Notes and have a strike price of $41.27 and expire in October and November 2013. The Company received aggregate proceeds of $28,890,000 from the sale of the Sold Warrants. A copy of the Confirmation of OTC Warrant Transaction is attached as Exhibit 10.20, and is incorporated herein by reference.

The Forward Purchase Contract, Purchased Call Options and Sold Warrants are separate contracts entered into by the Company with the Dealer, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Purchased Call Options are expected to offset the potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Purchased Call Options, which correspond to the initial conversion price of the Notes and are simultaneously subject to certain customary adjustments.

If the market value per share of the Common Stock at the time of conversion of the Notes is above the strike price of the applicable Purchased Call Options, the Purchased Call Options entitle the Company to receive from the Dealer net shares of Common Stock, cash or a combination of shares of Common Stock and cash, depending on the consideration paid on the underlying Notes, based on the excess of the then current market price of the Common Stock over the strike price of the Purchased Call Options. Additionally, if the market price of the Common Stock at the time of exercise of the applicable Sold Warrants exceeds the strike price of the Sold Warrants, the Company will owe the Dealer net shares of Common Stock or cash, not offset by the Purchased Call Options, in an amount based on the excess of the then current market price of the Common Stock over the strike price of the applicable Sold Warrants.

These transactions will generally have the effect of increasing the conversion price of the Notes to $41.27 per share of Common Stock, representing an approximate 50 percent premium based on the last reported bid price of $27.51 per share on July 19, 2006.

The Notes, Sold Warrants and the underlying Common Stock issuable upon conversion of the Notes or exercise of the Sold Warrants, as the case may be, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, corporate trust, financial advisory services and other commercial dealings in the ordinary course of business with the Company. They have received customary fees and commissions for these transactions.

Section 2 — Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Section 3— Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Section 8 — Other Events

Item 8.01	Other Events

On July 25, 2006, New River Pharmaceuticals Inc. announced the closing of its private offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference and is hereby filed.

On July 25, 2006, New River Pharmaceuticals Inc. announced its first exercise of its right to co-promote NRP104 in the United States (including its territories and possessions). NRP104 is the subject of a collaboration agreement between New River and Shire plc. The co-promotion activities of New River will commence in six months or upon the commercial launch of NRP104, whichever occurs later. In exercising its option to co-promote NRP104, New River committed to co-promote the product for at least 24 months and to provide 25% of the total details for the product during the 24-month period. A copy of the press release is attached hereto as Exhibit 99.2, is incorporated herein by reference and is hereby filed.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

4.1
Indenture related to the Convertible Subordinated Notes, due 2013, dated as of July 25, 2006, between New River Pharmaceuticals Inc. and Wilmington Trust Company, as trustee (including form of 3.50% Convertible Subordinated Note due 2013)

4.2	Registration Rights Agreement, dated as of July 25, 2006, between New River Pharmaceuticals Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.18	Purchase Agreement, dated as of July 19, 2006, among New River Pharmaceuticals Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and W.R. Hambrecht + Co., LLC

10.19	Confirmation of OTC Convertible Note Hedge, effective July 25, 2006

10.20	Confirmation of OTC Warrant Transaction, effective July 25, 2006

99.1	Press release, dated July 25, 2006

99.2	Press release, dated July 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Indenture related to the Convertible Subordinated Notes, due 2013, dated as of July 25, 2006, between New River Pharmaceuticals Inc. and Wilmington Trust Company, as trustee (including form of 3.50% Convertible Subordinated Note due 2013)

4.2	Registration Rights Agreement, dated as of July 25, 2006, between New River Pharmaceuticals Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.18	Purchase Agreement, dated as of July 19, 2006, among New River Pharmaceuticals Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and W.R. Hambrecht + Co., LLC

10.19	Confirmation of OTC Convertible Note Hedge, effective July 25, 2006

10.20	Confirmation of OTC Warrant Transaction, effective July 25, 2006

99.1	Press release, dated July 25, 2006

99.2	Press release, dated July 25, 2006